Exhibit 10.16

This agreement is made on • 2007, between:

1.                                       Warburg Pincus Partners LLC (acting in its capacity as general partner of Warburg Pincus Equity Partners, L.P., Warburg Pincus Netherlands Equity Partners I C.V. and Warburg Pincus Netherlands Equity Partners III C.V.), having its registered address at 466 Lexington Avenue, New York, NY 10017, USA (“WPP”);

2.                                       Warburg Pincus Ventures International, L.P., having its registered address at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda (“WPVI”, and together with WPP, “WP”); and

3.                                       Eurand N.V. (formerly named Eurand B.V.), a public limited liability company incorporated under the laws of The Netherlands, whose corporate seat is at Olympic Plaza, Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands (“Eurand”).

WHEREAS:

A.                                   The parties entered into an agreement on 30 November 2006 (the “Agreement”);

B.                                     The parties wish to amend the Agreement as set forth hereafter;

C.                                     Unless otherwise defined in this amendment the terms defined in the Agreement shall have the same meaning when used in this amendment;

NOW HEREBY AGREE AS FOLLOWS:

1.             To amend article 4.1 of the Agreement as follows:

If the determination of the price of each of the ordinary shares to be offered in the IPO (the “IPO Ordinary Share Price”) takes place before 30 June 2007, or at any time thereafter pricing of the ordinary shares to be offered in an IPO takes place and the C shares are still outstanding, WP shall request the management board of Eurand on or before the date of determination of the IPO Ordinary Share Price (the “Pricing Date”), and the management board of Eurand shall be obliged to resolve (i) to convert the C share premium reserve immediately after determination of the IPO Ordinary Share Price into ordinary shares to be issued by Eurand to each of WPVI and WPP, and (ii) immediately after such issue of ordinary shares to each of WPVI and WPP, to convert each of the C shares into one ordinary share. Upon receipt of such request the management board shall resolve (a) immediately after determination of the IPO Ordinary Share Price to issue such number of ordinary shares in its capital as is equal to the sum of (i) the balance of the C share premium reserve, (ii) any dividend which was not paid to the holders of the C shares in a prior year in accordance with article 23 of the Amended Articles and (iii) an amount equal to that part of the dividend payment that would have been due for the current financial year to the holders of the C shares, calculated according to the number of days from the beginning of the financial year up to and including the date of issue of the ordinary shares to each of WPVI and WPP under this article, minus any dividend paid on the C shares in the current financial year, divided by the IPO Ordinary Share Price (converted into euros (if the IPO Ordinary Share Price is not denominated in euros) based at the euro/dollar exchange rate for buying a currency quoted by JP Morgan Chase Bank in London at or about 11.00 a.m. (London time) on the Pricing Date), whereby fractions will be rounded down to the nearest whole number, and (b) upon issue of the ordinary shares to convert each of the C shares into one ordinary share. In addition the management board shall resolve that (x) the ordinary shares to be issued to WP in accordance with the previous sentence will be issued with the exclusion of pre-emptive rights of other shareholders and (y) such ordinary shares will be paid up out of the entire balance of the C share premium reserve, whereby the difference between such balance and the nominal value of the ordinary shares to be issued will be deemed to be a premium reserve allocated to the ordinary shares.

2.                                      Wherever the Agreement refers to “(ordinary) B shares” or “(ordinary) B share”, to amend this in “ordinary shares” or “ordinary share”.

3.                                      Articles 11 and 12 of the Agreement apply mutatis mutandis to this agreement.

4.             The Agreement as amended and restated is attached as Annex A.

This agreement has been signed on • 2007

Warburg, Pincus Partners LLC
by: Warburg Pincus & Co, its Managing Member
by:
title:

Warburg, Pincus Ventures International, L.P.
by: Warburg, Pincus Partners LLC, its General Partner
by: Warburg Pincus & Co, its Managing Member
by:
title:

Eurand N.V.
by:
title:

ANNEX A

The Conversion Agreement dated 30 November 2006 as amended and restated on • 2007
(without Schedules)

This Agreement is made on 30 November 2006 and amended on • 2007, between:

1.                                       Warburg Pincus Partners LLC (acting in its capacity as general partner of Warburg Pincus Equity Partners, L.P., Warburg Pincus Netherlands Equity Partners I C.V. and Warburg Pincus Netherlands Equity Partners III C.V.), having its registered address at 466 Lexington Avenue, New York, NY 10017, USA (“WPP”);

2.                                       Warburg Pincus Ventures International, L.P., having its registered address at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda (“WPVI”, and together with WPP, “WP”); and

3.                                       Eurand N.V. (formerly named Eurand B.V.), a private limited liability company incorporated under the laws of The Netherlands, whose corporate seat is at Olympic Plaza, Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands (“Eurand”).

WHEREAS:

A.                                   With a view to the intended initial public offering (“IPO”) of its ordinary shares on the NASDAQ Global Market, Eurand wishes to convert from a BV-company into a Netherlands NV-company (naamloze vennootschap);

B.                                     In order to be able to convert into an NV-company, section 2:72 paragraph 1 under b. of the Netherlands Civil Code requires, among others, that an accountant renders a certificate (the “Certificate”) showing that on a date within five months prior to the date of conversion, the net assets of Eurand in accounts under Dutch GAAP were at least equal to its paid up and called up part of the capital according to the deed of conversion;

C.                                     In order to enable the accountant to render the Certificate, it is proposed that each of WPVI and WPP will convert €11.5 million of principal amount of certain loans granted to Eurand on 6 August 2003, as modified on 20 December 2003, into equity, so that in total €23 million of principal amount of those certain loans will be converted into equity (such total principal amount, excluding the accrued and unpaid accumulated interest thereon, hereafter the “Loan”);

D.                                    Each of WPVI and WPP is willing to convert the Loan into equity on the terms and conditions set forth in this Agreement.

NOW HEREBY AGREE AS FOLLOWS:

Article 1                 Amendment of the Articles of Association of Eurand

The parties agree to procure that the Articles of Association of Eurand will be amended on or before 30 November 2006 in all material respects in accordance with the draft deed of amendment attached hereto as Schedule 1 (such Articles of Association after the amendment hereafter referred to as the “Amended Articles”).

Article 2                 Issue of two C shares

Immediately after the amendment of the Articles of Association, but in any event on or before 30 November 2006, Eurand shall issue one C share, as defined in the Amended Articles, to each of WPVI and WPP. Each of WPVI and WPP shall pay up the C shares by converting the Loan into equity. The difference between the value of the Loan at the date of issue of the two C shares and the nominal value of the C shares will be treated as share premium and will be allocated to the C share premium reserve (as defined in the Amended Articles). The C shares will have the characteristics as described in the Amended Articles, which characteristics will remain unchanged in subsequent amendments of the Amended Articles as long as there is a balance in the C share premium reserve.

Article 3                 Conversion into an NV-company

Eurand shall use its best efforts to procure that as soon as is reasonably possible after the issue of the two C shares, an accountant will render the Certificate. As soon as possible after the Certificate has been rendered and a statement of no-objection (verklaring van geen bezwaar) has been obtained from the Netherlands Ministry of Justice with respect to the conversion and the amendment of the Articles of Association of Eurand, Eurand will be converted into an NV-company. Upon conversion into an NV-company the Articles of Association of Eurand will in all material respects be in accordance with the draft deed of conversion and amendment attached hereto as Schedule 2.

Article 4                                                 Issue of shares against C share premium reserve after IPO and conversion of the C shares into B shares

4.1                                If the determination of the price of each of the ordinary shares to be offered in the IPO (the “IPO Ordinary Share Price”) takes place before 30 June 2007, or at any time thereafter pricing of the ordinary shares to be offered in an IPO takes place and the C shares are still outstanding, WP shall request the management board of Eurand on or before the date of determination of the IPO Ordinary Share Price (the “Pricing Date”), and the management board of Eurand shall be obliged to resolve (i) to convert the C share premium reserve immediately after determination of the IPO Ordinary Share Price into ordinary shares to be issued by Eurand to each of WPVI and WPP, and (ii) immediately after such issue of ordinary shares to each of WPVI and WPP, to convert each of the C shares into one ordinary share. Upon receipt of such request the management board shall resolve (a) immediately after determination of the IPO Ordinary Share Price to issue such number of ordinary shares in its capital as is equal to the sum of (i) the balance of the C share premium reserve, (ii) any dividend which was not paid to the holders of the C shares in a prior year in accordance with article 23 of the Amended Articles and (iii) an amount equal to that part of the dividend payment that would have been due for the current financial year to the holders of the C shares, calculated according to the number of days from the beginning of the financial year up to and including the date of issue of the ordinary shares to each of WPVI and WPP under this article, minus any dividend paid on the C shares in the current financial year, divided by the IPO Ordinary Share Price (converted into euros (if the IPO Ordinary Share Price is not denominated in euros) based at the euro/dollar exchange rate for buying a currency quoted by JP Morgan Chase Bank in London at or about 11.00 a.m. (London time) on the Pricing Date), whereby fractions will be rounded down to the nearest whole number, and (b) upon issue of the ordinary shares to convert each of the C shares into one ordinary share. In addition the management board shall resolve that (x) the ordinary shares to be issued to WP in accordance with the previous sentence will be issued with the exclusion of pre-emptive rights of other shareholders and (y) such ordinary shares will be paid up out of the entire balance of the C share premium reserve, whereby the difference between such balance and the nominal value of the ordinary shares to be issued will be deemed to be a premium reserve allocated to the ordinary shares.

4.2                                As soon as is reasonably possible after the above management board resolution has been adopted, Eurand shall take all necessary steps to effectuate the issue of the ordinary shares and subsequently the conversion of each of the C shares into ordinary share.

Article 5                                                 Issue of shares against C share premium account and conversion of the C share into a B share if no IPO takes place

5.1                                At any time after 30 June 2007, if no IPO has taken place, WP may request the management board of Eurand, and the management board of Eurand shall be obliged to resolve, to convert the C share premium reserve into ordinary shares to be issued by Eurand to WP. If such a request is made, WP and Eurand will (i) firstly jointly seek to agree a valuation of the ordinary shares, or (ii) if no agreement can be reached between Eurand and WP within 20 business days from the date of the request from WP, Eurand and WP will then jointly request an independent accountancy firm or investment bank with an international reputation to determine, as independent expert, the value per outstanding ordinary share in euros on a fully diluted basis. In the absence of agreement between Eurand and WP on such independent expert within 10 business days, each party shall be entitled to request the chairman of the Chamber of Commerce (Kamer van Koophandel) at Amsterdam to appoint such independent expert. The valuation by the independent expert (the “First Expert Valuation”) will be binding on Eurand, but WP may request a second valuation within one month from the date of the First Expert Valuation. In the event that WP requests a second valuation, Eurand and WP shall agree on an independent accountancy firm or investment bank with international reputation to determine, as second independent expert, the value per outstanding ordinary share in euros on a fully diluted basis. In the absence of agreement between Eurand and WP on such independent expert within 10 business days, each party shall be entitled to request the chairman of the Chamber of Commerce at Amsterdam to appoint such independent expert. The valuation by the second independent expert (the “Second Expert Valuation”) shall be binding on all parties and shall supersede the First Expert Valuation. Once the value of the ordinary shares is determined in accordance with the above, WP can then elect, within one month from the later of the date of the First Expert Valuation or the Second Expert Valuation (to the extent it has been prepared), to either a) convert the C share premium into ordinary shares, or b) choose not convert the C share premium. If WP chooses not to convert the C share premium, then WP must wait for at least six months before sending a new request to the management board of Eurand to convert the C share premium reserve into ordinary shares. The procedure to come to a valuation per outstanding ordinary share in euros on a fully diluted basis with respect to a new request will be the same as described above. If WP chooses to convert the C share premium on the basis of the valuation agreed or determined, the management board will resolve (a) to issue such number of ordinary shares in its capital as is equal to the sum of (i) the balance of the C share premium reserve, (ii) any dividend which was not paid to the holders of the C shares in a prior year in accordance with article 23 of the Amended Articles and (iii) an amount equal to that part of the dividend payment that would have been due for the current financial year to the holders of the C shares, calculated according to the number of days from the beginning of the financial year up to and including the date of issue of the ordinary shares, minus any dividend paid on the C shares in the current financial year, divided by the value per ordinary share as agreed or determined by the process described above, whereby fractions will be rounded down to the nearest whole number, and (b) upon issue of the ordinary shares to convert each of the C shares into one ordinary share. In addition the management board shall resolve that (x) the ordinary shares to be issued to WP in accordance with the previous sentence will be issued with exclusion of pre-emptive rights of other shareholders and (y) such ordinary shares will be paid up out of the entire balance of the C share premium reserve, whereby the difference between such balance and the nominal value of the ordinary shares to be issued will be deemed to be a premium reserve allocated to the ordinary shares. If and to the extent at the time of the issue of the ordinary shares Eurand has insufficient freely distributable reserves to pay up the nominal amount of the ordinary shares to be issued, such nominal amount will be paid up by WP in cash.

5.2                                The costs of the First Expert Valuation will be borne by Eurand and the costs of the Second Expert Valuation will be borne by WP.

5.3                                As soon as is reasonably possible after the management board resolution referred to in article 5.1 has been adopted, Eurand shall take all necessary steps to effectuate the issue of the ordinary shares and subsequently the conversion of each of the C shares into one ordinary share.

Article 6                 Repayment of share premium and conversion into loan if no IPO takes place

If no IPO takes place by 30 June 2007, at any time thereafter WP may request from Eurand repayment of (part of) the balance of the C share premium reserve if and to the extent Eurand has freely distributable reserves. If (part of) the balance of the C share premium reserve thus becomes repayable, such (part of) the balance will be converted into a loan note subject to similar terms and conditions as the Loan following required procedures under applicable tax and legal rules.

Article 7                 Sale of Eurand

If the shares (or part thereof including the C shares) of Eurand are sold in a private sale, the purchase price for the equity will be allocated as follows. First of all such part of the purchase price as corresponds with the sum of (i) the balance of the C share premium reserve, (ii) any dividend which was not paid to the holders of the C shares in a prior year in accordance with article 23 of the Amended Articles and (iii) an amount equal to that part of the dividend payment that would have been due for the current financial year to the holders of the C shares, calculated according to the number of days from the beginning of the financial year up to and including the date of sale of Eurand, minus any dividend paid on the C shares in the current financial year, will be paid to the holder of the C shares. The remainder of the purchase price will be paid to the selling shareholders pro rata to the number of shares sold by each of them.

Article 8                 Approval general meeting of shareholders

The parties agree to submit this agreement for approval to the general meeting of shareholders of Eurand to be held on 29 November 2006.

Article 9                 Termination of Agreement

This Agreement will come into force immediately and will remain in force, provided the C shares have been issued, as long as there is a balance in the C share premium reserve. It will terminate automatically as soon as, after the C shares have been issued, there is no longer any balance in the C share premium reserve.

Article 10               Assignment

Eurand may not assign this agreement (contractsoverneming) or assign any of its rights thereunder without the prior written consent of WP. Each of WPP and WPVI may assign this agreement or assign any of their rights thereunder to one of their affiliates, provided that such assignment shall require notification to Eurand.

Article 11               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

Article 12               Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together constitute one agreement and any party may enter into this agreement by executing a counterpart.

This Agreement has been signed on 30 November 2006 and amended on • 2007.

Warburg, Pincus Partners LLC
by: Warburg Pincus & Co, its Managing Member
by:
title:

Warburg, Pincus Ventures International, L.P.
by: Warburg, Pincus Partners LLC, its General Partner
by: Warburg Pincus & Co, its Managing Member
by:
title:

Eurand N.V.
by:
title: